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                                                                   EXHIBIT 10(a)



                               MERCK & CO., INC.



                            EXECUTIVE INCENTIVE PLAN

                    (As Amended Effective February 27, 1996)
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                               TABLE OF CONTENTS



                                                          Page
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      I.      PURPOSE                                       1

     II.      DEFINITIONS                                   1

    III.      ADMINISTRATION                                2

     IV.      ELIGIBILITY                                   2

      V.      AWARD FUND                                    2

     VI.      AWARDS                                        2

    VII.      DEFERRAL OF AWARDS                            3

   VIII.      LIMITATIONS                                   3

     IX.      LIMITATION OF ACTIONS                         3

      X.      CLAIMS PROCEDURES                             4

     XI.      PLAN AMENDMENT, SUSPENSION OR TERMINATION     4
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                                  I.  PURPOSE

    This Plan is designed to provide for awards to selected salaried employees in managerial or other important positions, who, individually or as members of a group, contribute in a substantial degree to the success of the Company, and who are in a position to have a direct and significant impact on the growth and success of the Company, thus affording to them a means of participating in that success and an incentive to contribute further to that success.


                                II.  DEFINITIONS


    The following words and phrases shall have the meanings set forth below:

    (1) "Administrative Regulations" shall mean the procedures and regulations established by the Committee pursuant to Section III hereof for the purpose of administering the Plan.

    (2) "Award Fund" shall mean the aggregate amount made available in any given year pursuant to Section V hereof from which awards determined under
Section VI hereof may be made.

    (3) "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors of the Company, the membership of which shall be members of the Board who are not Employees.

    (4)  "Company" shall mean Merck & Co., Inc. or any successor thereto.

    (5) "Deferred Award" shall mean that portion of a Participant's award the payment of which he/she has elected to defer in accordance with the provisions of Section VII hereof.

    (6) "Employee" shall mean any salaried employee of the Company, a Subsidiary or an affiliate, the Merck Institute for Therapeutic Research, whether full-time or part-time and whether or not an officer or director, excluding, however, any temporary employee or any person serving the Company only in the capacity of director.

    (7) "Net Income" shall mean the amount reported by the Company as consolidated income before extraordinary items and the cumulative effect of accounting changes, adjusted, however, by adding any amount which has been expensed (after taxes) for awards under the Plan in computing such Net Income.

    (8) "Participant" shall mean an Employee who is subject to Section 16 of the Securities Exchange Act of 1934, as amended, or who has been designated by the Committee to participate in the Plan pursuant to Section IV hereof.

    (9) "Plan" shall mean this Merck & Co., Inc. Executive Incentive Plan as amended from time to time.

    (10) "Subsidiary" shall mean any corporation, domestic or foreign (other than the Company), 50% or more of the total voting power of which is held by the Company and/or a Subsidiary or Subsidiaries.

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                              III.  ADMINISTRATION

    The Plan shall be administered by the Committee. The Committee may, by majority vote, establish Administrative Regulations as it deems necessary for the proper administration of the Plan and make such determinations and take such action in connection with or in relation to the Plan as it deems necessary.
Each determination made by the Committee shall be final, binding and conclusive for all purposes and upon all persons. The Committee may rely conclusively on the determinations made by the Company's independent public accountants.


                                IV.  ELIGIBILITY


    Those employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and those employees who are key officers or management employees of the Company, a Subsidiary or affiliate who, in the opinion of the Committee, are in a position to have a direct and significant impact on achievement of the Company's long term objectives are eligible to participate in the Plan.


                                 V.  AWARD FUND


    An Award Fund shall be established at 2.5% of Net Income. No amounts are paid under the Plan for any year unless the Company has Net Income. However, the Committee reserves the right to decrease the amount of the Award Fund.


                                  VI.  AWARDS


    The chief executive officer of the Company may receive an award not to exceed 10% of the maximum Award Fund for that year. All other Participants may receive an award not to exceed that amount which is 90% of the maximum Award Fund for that year divided by the number of Participants other than the chief executive officer. The Committee, however, reserves the right to pay to the chief executive officer less than 10% of the maximum Award Fund, and to the other Participants, less than that amount which is 90% of the maximum Award Fund divided by the number of Participants other than the chief executive officer. All such determinations, except in the case of the award for the chief executive officer of the Company, shall be made after considering the recommendations of the chief executive officer and such other matters as the Committee shall deem relevant. In making such determinations, the Committee may, in addition to achievement of short-term business objectives, take into account achievement by key executives of long-term goals of the Company. All awards shall be charged against the Award Fund and may be paid in cash or stock (as the Committee may determine).

    Awards paid in stock shall be charged against the Award Fund using the average of the high and low prices of Merck common stock on the New York Stock Exchange composite tape on the date the Award is paid or deferred. The number of shares authorized for distribution under this Plan each year is one-tenth of one-percent of outstanding shares of Merck common stock on the last business day of the preceding calendar year plus any shares authorized under this Plan in previous years but not used, minus any shares distributed under the Merck Deferral Program after April 26, 1994. These shares may be delivered from authorized but unissued shares or from the treasury. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the EIP.

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                            VII.  DEFERRAL OF AWARDS


    A Participant may elect, subject to the approval of, and within limits established by, the Committee, to designate all or any portion of an award as a Deferred Award under the Merck & Co., Inc. Deferral Program, which is incorporated herein by reference. Such election shall be irrevocable. Any portion of an award which is not so deferred shall be paid as soon as practicable after approval of such award by the Committee.


                               VIII.  LIMITATIONS


    Although this Plan sets the maximum amount which may be paid to a participant in any given year, the Committee reserves the right to decrease the maximum or eliminate any award to any participant. No director, officer, employee of the Company nor any other person shall have the authority to enter into any agreement with any person for the making or payment of an award or to make any representation or warranty with respect thereto.

    Neither the action of the Company in establishing the Plan nor any action taken by it or by the Committee under the provisions hereof, nor any provision of the Plan, shall be construed as giving to any Employee the right to be retained in the employ of the Company, its Subsidiaries or affiliates.

    The Company may offset against any payments to be made to a Participant or his/her beneficiary under this Plan any amounts owing to the Company, its Subsidiaries or affiliates from the Participant for any reason.


                           IX.  LIMITATION OF ACTIONS


    Every asserted right of action by or on behalf of the Company or by or on behalf of any stockholder against any past, present or future member of the Committee or director, officer or Employee of the Company or any Subsidiary or affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted and irrespective of the place of residence of any such member director, officer or Employee, cease and be barred upon the expiration of three years (i) from the date of the alleged act or omission in respect of which such right of action arises or (ii) from the date upon which the Company's Annual Report to stockholders setting forth the aggregate amount of the awards to all or any part of which such action may relate is made generally available to stockholders, whichever date is later; and every asserted right of action by or on behalf of any Employee, past, present or future, or any beneficiary, spouse, child or legal representative thereof, against the Company or any Subsidiary or affiliate thereof, arising out of or in connection with this Plan, shall, irrespective of the place where such right of action may arise or be asserted, cease and be barred by the expiration of three years from the date of the alleged act or omission in respect of which such right of action arises.

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                              X.  CLAIMS PROCEDURE


    In the case of any Participant (whether active, retired or terminated) or beneficiary whose claim for an award under this Plan has been denied, the Company shall provide adequate notice in writing of such adverse determination setting forth the specific reasons for such denial in a manner calculated to be understood by the recipient thereof. Such Participant or beneficiary shall be afforded a reasonable opportunity for a full and fair review of the decision denying the claim by the Committee.


                 XI.  PLAN AMENDMENT, SUSPENSION OR TERMINATION


    The Board of Directors or the stockholders may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes; provided, however, that no such discontinuance, amendment or revision shall materially adversely affect any right or obligation with respect to any award theretofore made. Any amendment or revision which increases the cost of the Plan by a substantial proportion may be made only by the stockholders. The Plan will continue in operation until discontinued as herein provided.

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